Exhibit 10.11

The ESAB Group, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

Effective January 1, 2022

The ESAB Group, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

i

The ESAB Group, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

Article 2	Selection, Enrollment, Eligibility	5

2.1	Selection by Committee	5
2.2	Enrollment and Eligibility Requirements; Commencement of Participation	5
2.3	Termination of a Participant’s Eligibility	6

Article 3	Deferral Commitments / Contribution Amounts / Vesting / Crediting / Taxes	6

3.1	Maximum Deferral	6
3.2	Election to Defer; Effect of Election Form	6
3.3	Withholding and Crediting of Annual Deferral Amounts	7
3.4	Company Matching Contribution Amount; Company Discretionary Contribution Amount	8
3.5	Vesting	8
3.6	Crediting/Debiting of Account Balances	8
3.7	FICA and Other Taxes	10

Article 4	Scheduled Distribution; Unforeseeable Financial Emergencies	10

4.1	Scheduled Distribution	10
4.2	Postponing Scheduled Distributions	10
4.3	Other Benefits Take Precedence Over Scheduled Distributions	11
4.4	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	11

Article 5	Separation Benefit	12

5.1	Separation Benefit	12
5.2	Payment of Separation Benefit	12
5.3	Small Plan Benefit	13

Article 6	Disability Benefit	13

6.1	Disability Benefit	13
6.2	Payment of Disability Benefit	13

Article 7	Survivor Benefit	13

7.1	Survivor Benefit	13
7.2	Payment of Survivor Benefit	14

Article 8	Beneficiary Designation	14

8.1	Beneficiary	14
8.2	Beneficiary Designation; Chance; Spousal Consent	14
8.3	Acknowledgment	14
8.4	No Beneficiary Designation	14
8.5	Doubt as to Beneficiary	14
8.6	Discharge of Obligations	14

Article 9	Leave of Absence	15

9.1	Paid Leave of Absence	15

The ESAB Group, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

9.2	Unpaid Leave of Absence	15

Article 10	Termination of Plan, Amendment or Modification	15

10.1	Termination of Plan	15
10.2	Amendment	15
10.3	Effect of Payment	16

Article 11	Administration	16

11.1	Committee Duties	16
11.2	Administration Upon Change in Control	16
11.3	Agents	17
11.4	Binding Effect of Decisions	17
11.5	Indemnity of Committee	17
11.6	Employer Information	17

Article 12	Other Benefits and Agreements	17

12.1	Coordination with Other Benefits	17

Article 13	Claims Procedures	18

13.1	Presentation of Claim	18
13.2	Notification of Decision	18
13.3	Review of a Denied Claim	19
13.4	Decision on Review	19
13.5	Controlling Law	19

Article 14	Trust	20

14.1	Establishment of the Trust	20
14.2	Interrelationship of the Plan and the Trust	20
14.3	Distributions From the Trust	20

Article 15	Miscellaneous	20

15.1	Status of Plan	20
15.2	Unsecured General Creditor	20
15.3	Employer’s Liability	20
15.4	Assignment	20
15.5	Not a Contract of Employment	21
15.6	Furnishing Information	21
15.7	Terms	21
15.8	Captions	21
15.9	Governing Law	21
15.10	Notice	22
15.11	Successors	22
15.12	Spouse’s Interest	22
15.13	Validity	22

The ESAB Group, Inc.

Nonqualified Deferred Compensation Plan

Master Plan Document

15.14	Incompetent	22
15.15	Court Order	22
15.16	Insurance	23
15.17	No Acceleration of Benefits	23

THE ESAB GROUP, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective January 1, 2022

Purpose

The purpose of The ESAB Group, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of ESAB Corporation and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA:

The Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

“Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Participant’s Annual Accounts, less (ii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2

“Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the following amount: (i) the sum of the Participant’s Annual Deferral Amount, Company Discretionary Contribution Amount and Company Matching Contribution Amount for any one Plan Year, plus (ii) amounts credited or debited to such amounts pursuant to this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year. The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3

“Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary and/or Bonus that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year. In the event of a Participant’s Separation from Service, Disability or death prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4

“Quarterly Installment Method” shall be a quarterly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first quarterly installment, the vested portion of each Annual Account shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date or Scheduled Distribution Date, as applicable, as determined by the Committee in its sole discretion, and (ii) for remaining quarterly installments, the vested portion of each applicable Annual Account shall be calculated on or around the first business day of each fiscal quarter of the Company following the initial installment payment. Each quarterly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of quarterly payments due to the Participant.

1.5	“Base Salary” shall mean an Employee’s regular base salary paid by any Employer.

1.6

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.8

“Benefit Distribution Date” shall mean a date that automatically triggers distribution of a Participant’s vested benefits. A Benefit Distribution Date for a Participant shall be determined upon the occurrence of any one of the following:

(a)

If the Participant experiences a Separation from Service, the Benefit Distribution Date for his or her vested Account Balance shall be the date on which the Participant experiences a Separation from Service; provided, however, in the event the Participant changes the Separation Benefit election for one or more Annual Accounts in accordance with Section 5.2(b), the Benefit Distribution Date for such Annual Account(s) shall be postponed in accordance with such Section 5.2(b); or

(b)

If the Participant dies prior to the complete distribution of his or her vested Account Balance, the Participant’s Benefit Distribution Date shall be the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death; or

(c)	If the Participant becomes Disabled, the Participant’s Benefit Distribution Date shall be the date on which the Participant becomes Disabled.

1.9	“Board” shall mean the board of directors of the Company.

1.10

“Bonus” shall mean one or more cash bonuses designated from time to time by the Committee as eligible for deferral under this Plan, including, without limitation, bonuses under The ESAB Group, Inc. Annual Incentive Plan, but excluding all retention bonuses and change in control bonuses unless the Committee otherwise determines that retention and change in control bonuses will be included.

1.11

“Change in Control” shall mean any “change in control event” as defined in accordance with Treasury guidance and Regulations related to Code Section 409A, including but not limited to IRS Notice 2005-1 and such other Treasury guidance or Regulations issued after the effective date of this Plan, but excluding the dividend of Company stock by Colfax Corporation to the stockholders of Colfax Corporation.

1.12	“Claimant” shall have the meaning set forth in Section 13.1.

1.13	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14	“Committee” shall mean the committee described in Article 11.

1.15	“Company” shall mean The ESAB Group, Inc. and any successor to all or substantially all of the Company’s assets or business.

1.16	“Company Discretionary Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4(b).

1.17	“Company Matching Contribution Amount” shall mean, for any one plan Year, the amount determined in accordance with section 3.4(a).

1.18	“Company 401(k) Plan” shall mean The ESAB Group, Inc. 401(k) Savings Plan Plus, effective as of January 1, 2022, as it may be amended from time to time.

1.19

“Disability” or “Disabled” shall mean that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A Participant shall be considered Disabled only if he or she meets one or both of the following criteria:

(a) He or she has been determined under the Employer’s long-term disability plan as eligible for benefits thereunder; or

(b) He or she has been determined by the Social Security Administration as eligible for Social Security disability benefits.

1.20	“Disability Benefit” shall mean the benefit set forth in Article 6.

1.21

“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.22

“Eligible Match Compensation” shall mean, for any one Plan Year, “Compensation” (as defined in the Company 401(k) Plan) in excess of the annual Code Section 401(a)(17) limit in effect for such Plan Year excluding from such “Compensation” amounts that are not a Bonus as defined in Section 1.10.

1.23	“Employee” shall mean a person who is an employee of any Employer.

1.24

“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.25	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.26

“Forfeitable Right” shall mean an amount to which a Participant has a legally binding right that is payable in a subsequent year and requires continued service by the Participant for a period of at least twelve (12) months to avoid forfeiture of such amount.

1.27	“Measurement Funds” shall have the definition set forth in Section 3.6(a).

1.28	“Participant” shall mean any Employee selected to participate in the Plan by the Committee who submits an executed Election Form and Beneficiary Designation Form which are accepted by the Committee.

1.29	“Plan” shall mean The ESAB Group, Inc. Nonqualified Deferred Compensation Plan, effective as of January 1, 2022, which shall be evidenced by this instrument, as it may be amended from time to time.

1.30	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.31

“Retirement Date” shall mean a Participants Separation from Service upon reaching age sixty-five (65) with five (5) years of Vesting Service (as defined for purposes of the Company 401(k) Plan) or age fifty-five (55) with ten (10) years of Vesting Service (as defined for purposes of the Company 401(k) Plan).

1.32	“Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.33	“Separation Benefit” shall mean the benefit set forth in Article 5.

1.34

“Separation from Service” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than death, Disability, or an authorized leave of absence, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations.

1.35	“Specified Employee” shall mean “specified employee” as defined under Code Section 409A.

1.36	“Survivor Benefit” shall mean the benefit set forth in Article 7.

1.37

“Terminate the Plan,” “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) all deferral elections for such Participants shall terminate, and (iii) such Participants shall no longer be eligible to receive Company contributions under this Plan.

1.38	“Trust” shall mean one or more trusts established by the Company in accordance with Article 14.

1.39

“Unforeseeable Financial Emergency” shall mean an unforeseeable emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1

Selection by Committee. Participation in the Plan shall be limited to those Employees who (i) are officers or other select managerial employees and (ii) are, upon recommendation of the Company, approved for such participation by the Company, in its sole discretion.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.

(a)

As a condition to participation, each selected Employee or Employee who otherwise is eligible to participate in the Plan as of the first day of a Plan Year shall complete, execute and return to the Committee an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)

An Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete these requirements within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such Employee’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such Employee shall not be permitted to defer under this Plan any amount earned with respect to services performed prior to his or her participation commencement date.

(c)

Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)	If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

2.3

Termination of a Participant’s Eligibility. If the Committee determines that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections and/or take further action that the Committee deems appropriate. Notwithstanding the foregoing, in the event of a Termination of the Plan, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by Section 10.1. In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

ARTICLE 3

Deferral Commitments / Contribution Amounts / Vesting / Crediting / Taxes

3.1	Maximum Deferral.

(a)	Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a maximum of up to 75% of his or her Bonus and up to 50% of Base Salary.

(b)

Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits an Election Form to the Committee for acceptance.

3.2	Election to Defer; Effect of Election Form.

(a)

First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and executed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)

Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made.

(c)

Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to performance-based compensation may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation based on services performed over a period of at least twelve (12) months, in accordance with Code Section 409A and related Treasury Regulations.

(d)

Short-Term Deferrals. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to certain amounts that would otherwise be considered exempt from Section 409A of the Code as short-term deferrals may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than twelve (12) months before the date the substantial risk of forfeiture with respect to such payment lapses. Such deferral election shall be treated as subsequent deferral election and subject to the provisions of Section 4.2 below.

(e)

Forfeitable Rights. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to a Forfeitable Right may be made by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than thirty (30) days after the Participant obtains a legally binding right to the Forfeitable Right; provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition to which the Forfeitable Right is subject could lapse (other than as a result of the Participant’s death or Disability or the occurrence of a Change in Control).

(f)

Improper Election. If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If the Committee determines, in its sole discretion, at any time after the beginning of a Plan Year that a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s applicable Annual Account as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within sixty (60) days after the last day of the Plan Year in which the Committee determination was made.

3.3

Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Annual Deferral Amount shall be withheld at the time the Bonus and/or Base Salary, as the case may be, is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. The Annual Deferral Amount shall be credited to the Participant’s Annual Account for such Plan Year at the time such amounts would otherwise have been paid to the Participant.

3.4	Company Matching Contribution Amount; Company Discretionary Contribution Amount.

(a)

Company Matching Contribution Amount. For each Plan Year, an Employer shall credit an amount to each Participant’s Annual Account under the Plan equal to a percentage (which percentage may be zero) of the Participant’s Eligible Match Compensation as determined by the Committee, in its sole discretion. Such amount shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee, in its sole discretion.

(b)

Company Discretionary Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Annual Account under this Plan, which amount shall be part of the Participant’s Company Discretionary Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Discretionary Contribution Amount for that Plan Year. The Company Discretionary Contribution Amount described in this Section 3.4(b), if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the Committee, in its sole discretion.

3.5

Vesting. A Participant shall at all times be 100% vested in his or her deferrals of Bonus and Base Salary. A Participant shall be vested in the portion of his or her Account Balance attributable to any Company Discretionary Contribution Amount and Company Matching Contribution Amount, upon such vesting schedule as may be established by the Committee, in its sole discretion.

3.6

Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)

Measurement Funds. The Committee shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates or other methods (the “Measurement Funds”) for purposes of crediting or debiting additional amounts to Participants’ Account Balances. The Committee may discontinue, substitute or add a Measurement Fund, in its sole discretion.

(b)

Election of Measurement Funds. A Participant, in connection with each Plan Year deferral election made in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.6(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated by the Committee, in its sole discretion. A Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Committee, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.6(b) may be added or deleted by such Participant; furthermore, the Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.

(c)

Proportionate Allocation. In making any election described in Section 3.6(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)

Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)

No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.

3.7	FICA and Other Taxes.

(a)

Deferrals and Contributions. With respect to deferrals and other contributions to the Plan, a Participant’s Employer(s) either shall withhold from that portion of the Participant’s Bonus, Base Salary or other compensation that is not being deferred, or shall reduce the amounts contributed to the Participant’s Annual Account by, the Participant’s share of FICA and other employment taxes on such deferrals and contributions. Withholdings and reductions pursuant to this Section 3.8(a) shall be undertaken in a manner determined by the Employer(s).

(b)

Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Scheduled Distribution; Unforeseeable Financial Emergencies

4.1

Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment or pursuant to a Quarterly Installment Method to be paid quarterly over two (2) to ten (10) years, from the Plan with respect to his or her Annual Account for such Plan Year. The Scheduled Distribution shall be in an amount that is equal to the portion of the Annual Account the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.6 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable (or calculated in accordance with the Quarterly Installment Method, if selected), as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out (or shall commence, with respect to a Quarterly Installment Method) during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant (the “Scheduled Distribution Date”). Remaining installments, if any, shall be paid in accordance with the Quarterly Installment Method. The Plan Year designated by the Participant must be at least one (1) Plan Year after the end of the Plan Year to which the Participant’s deferral election described in Section 3.2 relates.

4.2

Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a sixty (60) day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2. In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Committee in accordance with the following criteria:

(a)

Such Scheduled Distribution Election Form must be submitted to and accepted by the Committee in its sole discretion at least twelve (12) months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)

Either (X) the lump sum payment or the entire series of installment payments, as the case may be, shall be delayed at least five (5) years from the original Scheduled Distribution Date (provided, however, that the number of installments may be changed), or (Y) the entire series of installment payments shall be converted into a lump sum payable not sooner than five (5) years after the original Scheduled Distribution Date; and

(c)	The election of the new Scheduled Distribution Date shall have no effect until at least twelve (12) months after the date on which the election is made.

4.3

Other Benefits Take Precedence Over Scheduled Distributions. Should a Benefit Distribution Date occur that triggers a benefit under Articles 5, 6 or 7, any Annual Deferral Amount that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to Treasury guidance and Regulations issued after the effective date of this Plan.

4.4	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

(a)

If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals of Bonus and Base Salary to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, or if suspension of deferrals is not required or permitted under Code Section 409A and other applicable tax law, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.

(b)

The payout shall not exceed the lesser of (i) the Participant’s Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Committee, in its sole discretion, determines that suspension is required by Code Section 409A and other applicable tax law.

(c)

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

(d)

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to suspension and/or payout under this Section 4.4 in a manner .that is consistent with Code Section 409A and other applicable tax law, including but not limited to Treasury guidance and Regulations issued after the effective date of this Plan.

ARTICLE 5

Separation Benefit

5.1

Separation Benefit. A Participant who experiences a Separation from Service shall receive, as a Separation Benefit, his or her vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date.

5.2	Payment of Separation Benefit.

(a)

In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect (regardless of whether the Participant also has elected a Scheduled Distribution pursuant to Section 4.1) the form in which his or her Annual Account for such Plan Year will be paid upon Separation from Service. The Participant may elect to receive each Annual Account in the form of a lump sum or pursuant to a Quarterly Installment Method payable quarterly over two (2) to ten (10) years. If a Participant does not make any election with respect to the payment of an Annual Account, then the Participant shall be deemed to have elected to receive such Annual Account as a lump sum at Separation of Service.

(b)

A Participant may change the form of payment (including the number of installments) for an Annual Account by submitting an Election Form to the Committee (which the Committee may accept, in its sole discretion) in accordance with the following criteria:

(i)	The election to modify the form of payment must be made at least twelve (12) months before a Participant experiences a Separation from Service;

(ii)	The election to modify the form of payment shall have no effect until at least twelve (12) months after the date on which the election is made; and

(iii)

Either (X) the lump sum payment or the entire series of installment payments, as the case may be, shall be delayed at least five (5) years from the original Benefit Distribution Date (provided, however, that the number of installments may be changed), or (Y) the entire series of installment payments shall be converted into a lump sum payable not sooner than five (5) years after the original Benefit Distribution Date.

The Election Form most recently accepted by the Plan committee in accordance with the criteria set forth above shall govern the payout of the applicable Annual Account. For avoidance of doubt, a Participant may not make changes to his or her Separation Benefit election after a Separation from Service.

(c)

Subject to Section 5.2(d), the lump sum payment shall be made, or the first installment payment shall be made, no later than sixty (60) days after the Benefit Distribution Date. Remaining installments, if any, shall be paid in accordance with the Quarterly Installment Method.

(d)

Notwithstanding any other provision of this Plan to the contrary, if the Participant is a Specified Employee, the lump sum payment or any installment payment that would have been paid within six (6) months after the Participant’s Separation from Service shall be delayed until six (6) months after the Participant’s Separation from Service, and shall be paid on or as soon as administratively practicable after the first day of the seventh month. If the Participant has elected a Quarterly Installment Method, subsequent installments will be made pursuant to the original installment schedule pursuant to Section 5.2(c).

5.3

Small Plan Benefit. Notwithstanding any provision to the contrary in this Plan, if a Participant’s vested Account Balance at the time of his or her Separation from Service is less than $15,000, payment of his or her vested Account Balance shall be paid in a lump sum on or before the later of (i) December 31 of the calendar year in which occurs the Participant’s Separation from Service or (ii) the date 2-1/2 months after the Participant’s Separation from Service.

ARTICLE 6

Disability Benefit

6.1

Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date.

6.2	Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 7

Survivor Benefit

7.1

Survivor Benefit. The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date.

7.2

Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date.

ARTICLE 8

Beneficiary Designation

8.1

Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2

Beneficiary Designation; Chance; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4

No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

8.5

Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.6

Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant.

ARTICLE 9

Leave of Absence

9.1

Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

9.2

Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. In addition, such Participant’s deferral elections will remain in effect for the Plan Year that includes the commencement date of such unpaid leave, to the extent that his or her Annual Deferral Amount is actually earned for the Plan Year that includes the commencement date of such unpaid leave.

ARTICLE 10

Termination of Plan, Amendment or Modification

10.1

Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to Terminate the Plan. In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, or 7 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and other applicable tax law, including but not limited to applicable IRS Notices and such other Treasury guidance or Regulations issued after the effective date of this Plan, following a Change in Control the Employer shall be permitted to (i) terminate the Plan by action of its board of directors, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control.

10.2	Amendment.

(a)

Any Employer may, at any time, amend or modify the Plan in whole or in pan with respect to that Employer. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, and (ii) no amendment or modification of this Section 10.2 or Section 11.2 of the Plan shall be effective.

(b)

Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A and related Treasury guidance or Regulations, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A and related Treasury guidance or Regulations.

10.3

Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan.

ARTICLE 11

Administration

11.1

Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. The Committee is authorized to delegate the day-to-day administration of the Plan to one or more officers or employees of the Company. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

11.2

Administration Upon Change in Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within one hundred and twenty (120) days following a Change in Control, an independent third-party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”), and approved by the Trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one hundred and twenty (120) day period following the Change in Control. If an independent third party is not selected within one hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 11.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Separation from Service, Disability or death of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

11.3

Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

11.4

Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5

Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

11.6

Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 12

Other Benefits and Agreements

12.1

Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 13

Claims Procedures

13.1

Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2

Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)

that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 13.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

13.3

Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

13.4

Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)

a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

13.5

Controlling Law. The provisions of this Plan shall be construed, interpreted, administered, and enforced according to applicable federal law and the laws of the State of Delaware, without giving effect to conflict of laws principles thereunder and to the extent not preempted by federal law.

ARTICLE 14

Trust

14.1

Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan (the “Trust”).

14.2

Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

14.3

Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 15

Miscellaneous

15.1

Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations.

15.2

Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3

Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

15.4	Assignment.

(a)

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

(b)

The procedures established by the Company for the determination of the qualified status of domestic relations orders and for making distributions under qualified domestic relations orders, as provided in Section 206(d) of ERISA, shall apply to the Plan, to the extent pertinent. Amounts awarded to an alternate payee under a qualified domestic relations order shall be distributed in the form of a lump sum distribution as soon as administratively feasible following the determination of the qualified status of the domestic relations order; provided, however, that no portion of a Participant’s Account Balance may be awarded to an alternate payee to the extent such Account Balance is not yet vested in accordance with Section 3.5.

15.5

Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

15.6

Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.7

Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9

Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflict of laws principles.

15.10

Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

The ESAB Group, Inc.

Attn: Director, Global Compensation & Benefits

909 Rose Avenue, Suite 800

North Bethesda, MD 20852

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11

Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.12

Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

15.13

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14

Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15

Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

15.16

Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

15.17	No Acceleration of Benefits. The acceleration of the time or schedule of any payment under the Plan is not permitted, except as provided in regulations by the Secretary of the Treasury.

IN WITNESS WHEREOF, the Company has signed this Plan document effective as of January 1, 2022, but on the actual date below.

“Company”

The ESAB Group, Inc.

By:
Title:
Date: